                                  Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS


Seattle, Washington,
November 6, 1997

        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 18, 1997 included in Western Wireless Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP
Seattle, Washington
November 6, 1997